EXHIBIT 5

             LEGAL OPINION OF JENKENS & GILCHRIST PARKER CHAPIN LLP

              [Letterhead of Jenkens & Gilchrist Parker Chapin LLP]

                                                              May 1, 2001


Imaging Technologies Corporation
15175 Innovation Drive
San Diego, California 92128


Dear Sirs:

         We have examined the Registration Statement on Form S-2 filed by you with the Securities and Exchange Commission on February 28, 2001 (Registration No. 333-56330) (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 20,000,000 shares of your common stock, par value $.005 per share (the "Shares"). As your legal counsel in connection with the transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation and (ii) By-laws. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                       Very truly yours,

                                       /s/ Jenkens & Gilchrist Parker Chapin LLP
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                                       JENKENS & GILCHRIST PARKER CHAPIN LLP